EXHIBIT 10(u)



               1994 CERNER PERFORMANCE PLANS
                     TABLE OF CONTENTS


  Overview*                                            1


  Rewardable Events Specifications*                    2


  Plan Administration*                                 3


  Component Plan Descriptions*                         4

     Sections included
       1. Applicable Roles
       2. Responsibility/Scope
       3. Plan Goals
       4. Plan Concepts
       5. Incentive Compensation
       6. Other Plan Considerations


  Rewardable Event Objectives*                         5


  Glossary of Terms*                                   6


  Appendices                                           7

      1. Payout Computation Examples*
      2. Target Bonus Level Matrix
      3. Master REO Control Sheet
      4. TBL Control Sheet




  * denotes those sections distributed to each participant

Overview (Section 1)

Cerner Performance Plans are intended to provide additional, performance-based compensation opportunities to participating associates based on the attainment of corporate and individual performance goals. The amount of the compensation available is based on the associate's role and overall performance evaluation for the year.
Payments under these plans are made on a quarterly basis.
The Plan year for all plans begins April 1 and ends March
31.

This document describes the structure common to all Cerner Performance Plans. Figure 1 provides a graphical representation of the architecture of the Plans. All plans within the performance plan architecture are assigned to one of the four major organizational units within Cerner - Product, Client, Functional or
International.  Within each group, one or more "Component
Plans" have been defined with specific design elements common to all participants, such as objectives to be obtained, the incentives available and the criteria to participate. Further, the measurements applied within each Component Plan are determined by the role of the associate and, for presentation purposes, associate roles are structured into Staff, Management and Executive levels. Sections included later in this document define the specific attributes of the various Component Plans created under this Master Plan.

For the 1994/1995 Plan year, CPP has been expanded to incorporate the incentive plans previously included in the Sales Compensation Plans. Effective this year, all Cerner incentive pay plans are now defined and included under the broad heading of CPP. With this change, we are continuing the integration of all such plans under a common architecture. More importantly, we are further integrating the day-to-day operations of the organization, with all associates working under similar pay structures and working towards consistent goals with consistent rewards.

CPP OBJECTIVES

Cerner's Performance Plans create, within each participating associate's total compensation, a variable component which is based on quantifiable and measurable indicators related to performance, whether company, group, team or personal. These Plans are used to communicate clearly to the participants what is expected from them relative to the operation of Cerner. Further, they are intended to incent each associate to attain a higher level of team and individual performance. The performance plan approach provides the opportunity for additional earnings to the individual while also increasing his or her "motivation" to manage effectively.

All associates are part of a team. Therefore, it is logical that individual performance as measured by compensation should be tied to team success. When the team does well, team associates should be rewarded commensurately. Likewise, when the team does not perform, each associate should share in the shortfall.
By tying a portion of total compensation to team success, each associate will be more focused on how individual operations and management decisions impact not only day-to-day results, but also the long-term health of the organization.

Cerner Performance Plans include elements of both team and individual performance. The available incentive amount in each plan and the "factors" which determine how much incentive is actually earned by each associate are determined by the component plan tied to the role of each associate. These "factors" are intended to provide common incentives to associates across the organization who are responsible for common goals and objectives. In addition, each associate directly impacts the actual incentive paid by the Plans through his or her personal effectiveness and performance. These factors serve to directly link overall corporate team performance and individual payments.

Selected component plans within the Product and Client organizations include sales-related objectives and commensurate incentives tied to performance against sales goals. In some cases, these incentives make up 100% of the available target incentives; in others, sales-related objectives are combined with other performance measures to provide expanded incentive opportunities.


ELIGIBILITY

Eligibility to participate in a specific Plan is determined by the role of the associate. The effective dates for participation for eligible associates are as follows:

   Associates new to Cerner and participating in a staff-level plan first plan quarter after three full months of employment


   All other participants and plans (including transfers into plan roles) first plan quarter following employment (or assumption of role)


CPP ARCHITECTURE


All CPP plans have in common the elements of:

     - Rewardable Events, which define what is important to Cerner's business operations;

     - Incentive Compensation, which define how much additional compensation is available to each associate participating in a specific plan;

     - Annual Performance Evaluation, which is used in most plans to modify the potential payout available based on the associate's individual performance

Rewardable Events (REs) are objective metrics which are readily quantifiable and which define specific business outcomes, goals or targets tied to the annual Operating
Plans of the Company. REs are defined across teams and are grouped within each component plan to provide a set of goal measurements unique to the roles of the associates on the team. The specific objective, or target, associated with each RE may differ from plan to plan, even though the definition of the RE remains constant. REs are generally evaluated on a defined frequency as a binary decision: the objective is achieved or it is not. In the case of sales-related REs as defined in the following paragraphs, objectives are typically stated as quarterly or year-to-date targets or a pre-defined payout level.

Figure 2, the Rewardable Event Weighting Matrix, identifies the REs assigned to each Component Plan and the weighting used within the plan for each RE. Section
2, Rewardable Event Specifications, provides a more detailed definition of each RE. The references for each RE are to the associated Component Plan Section and identify specific measurement techniques, responsibilities and other unique attributes of each RE.

Per Plan/Product Group Quotas are specific REs which have been established to incorporate the achievement of pre-determined sales quotas over a period of time. Quotas are generally established as bookings margin objectives by specific product group. They are also typically defined by associate within the component plan, to reflect the overall corporate objectives established by product and by region. Attainment of these REs is measured quarterly and has both quarterly and year-to-date components. Per Deal REs, also referred to as commissions, are available to specific associates whose roles are directly responsible for the selling process.
Per Deal incentives are payable based on pre-defined commission rates as applied to the Deal Margin on each product sale. Specific rules are defined elsewhere in this plan document and the associated Component Plan documentation regarding payment of Per Deal Incentives.

INCENTIVE COMPENSATION available within CPP is based on one of two methodologies. Sales-related REs have associated with them pre-defined incentive payments which are available to the associate if the related objective or target is achieved. These incentives are defined within the respective component plans. All other RE based incentives are tied to the role of the associate and the component plan in which he or she participates.
Two factors determine these incentive amounts:

     The first factor, the TARGET BONUS LEVEL (TBL) is a
     dollar amount expressed as an annual payout.   TBLs
     are established for each component plan, for each role in the component plan and for each associate playing that role. TBLs are designed to recognize the importance of the role to Cerner and the associate's relative experience in the role. As responsibility increases, the potential incentive available increases. For 1994, TBLs are defined for each role in a Component Plan and are documented separately for each participant.

     The TBL is factored by the ANNUAL PERFORMANCE
     EVALUATION (APE), the second factor in the computation of incentive payments under CPP.
     Subjective metrics are considered in the individual annual review process to determine an APE for each associate. The APE is used as an adjusting factor applied to the defined TBL within certain component plans to recognize the associate's personal contribution to team and corporate objectives. The
     APE is the result of the careful evaluation of performance of the associate by his or her manager and/or group executive.

     Performance in role is a major factor in determining the actual incentive payable under CPP. Performance is considered in the context of the plan year for which the associate is being evaluated, not an overall Cerner historical evaluation. It is focused on performance, not the performer. The APE is related to but not necessarily the same as the Career Performance Evaluation.

     A "pro forma" APE will be developed at the start of the plan year, separate in some cases from the associate's Career Performance Evaluation, which is tied to anniversary date. At the end of the plan year, the "actual" APE is established during a review of performance for the plan year and will be used as described in the following sections to adjust the CPP plan payment for the year. The APE is further defined by the following factors:


       Quality
         Your ability to develop quality processes, quality people and a quality organization.

       Team Player
         Your ability to work within your team and the larger Cerner team to help Cerner achieve its objectives.

       Enterprise Perspective
         Your ability to make decisions and to
          participate constructively in the operations and management processes, acting in the best interests of Cerner and its clients.

       Future Metrics
         We will continually evaluate potential metrics for incorporation into individual Cerner
          Performance Plans to ensure that the plans remain responsive to group and corporate goals.

Annual Performance Evaluation Factor

As noted above, the TBL payable is increased or decreased based on the associate's APE. The APE will determine the APE Factor, a multiplier which clearly ties the available incentive to individual performance for the plan year.
The APE Factor will be multiplied by the TBL to compute the maximum incentive available. The current factors are as follows:


                                Executive Plans     All Other Plans
Annual Performance Evaluation      APE Factor          APE Factor


9                                     130%               130%
8                                     120%               120%
7                                     95%                95%
6                                     80%                80%
5                                     50%                70%
4                                     25%                50%
3                                     10%                40%
2                                     0%                 10%
1                                     0%                 0%


INCENTIVE PAYMENT COMPUTATIONS

Incentive payments are computed differently for each "class" of incentive.

Per Plan/Product Quota Incentives and Per Deal Incentives are computed based on the pre-defined objectives and associated incentives for each.

RE incentives are generally computed by the following formula:

  Quarterly Payment = [% Attainment of Rewardable Events]
                   x
                   [ TBL x 25% ]
                   x
                   [APE Factor]
     where:
     - % Attainment of Rewardable Events is the sum of
       ---------------------------------
       the individually-weighted REs credited for the
       quarter
     - TBL x 25% is the Target Bonus Level for a
       ---------
       specific Component Plan and role, and 25% as a
       multiplier computes the quarterly maximum
       incentive available;
      - APE Factor, or Annual Performance Evaluation
        ----------
       Factor, reflects the associate's personal performance evaluation for the Plan year.

                         1994 REWARDABLE EVENT WEIGHTING MATRIX
                                    Product Group


                                             Executive                Mgt          SR/Staff   Special
                                     -----------------------   -----------------  ----------  -------
Rewardable Events         Cycle      PGE   PLE/M  PLE/E  GSM   PLM/M  PLM/E  PGM  CMS   PLBA   TBLRK
                                     ------------------------  -----------------  ----------   -----
                                     100%  100%   100%   100%  100%   100%   100% 100%  100%   100%
------------------     -----------   ------------------------  ------------------ ----------  -------
Satisfaction
1 Associate Sat            A         20%   10%    10%    10%   10%    10%    10%
2 Client Satisfaction-
  External                 Q                             20%   20%           20%        20%
3 Client Satisfaction-
  Internal                 S
4 Project Satisfaction     S
5 Product Satisfaction     Q/S/A           20%                                          20%

Service
6 Installation Cycle       Q               20%
7 Service Levels           Q                                   30%

Sales
8 Bookings                 Q               20%    30%                 30%         80%   20%
9 Per Plan/Per Deal

Quality
10 PIM Process Quality     Q                                   20%

Financial
11 Billings (Cash Flow)    Q                                                 20%
12 Cost Control -
    Expenses               Q         25%
13 Cost Control -
    Personnel              Q         25%
14 Cost Control -
    Pers & Exps            Q                             20%                 20%        20%
15 Group Contribution
    Margin                 Q               30%    30%                 30%
16 Operating Ratio         Q
17 EPS-Region              Q
18 EPS-Corporate           Q         30%                 30%

Goals
19 Goal Attainment         Q                      30%    20%   20%    30%    30%  20%   20%    100%
                                                                                               (2)

Legend
PGE    Product Group Executive
PLE/M  Product Line Executive/Mature Products
PLE/E  Product Line Executive/Emerging Products
GSM    Group Senior Management
PLM/M  Product Line Management/Mature Products
PLM/E  Product Line Management/Emerging Products
PGM    Product Group Management
CMS    Clinical Marketing Specialist
PLBA   Product Line Business Analyst
TBLRCK Tablerock Project

Notes:

2)  Special plan for all Tablerock team staff - see documentation.



                               1994 REWARDABLE EVENT WEIGHTING MATRIX
                                             Client Group

                                                   Regional Organization               Kansas City Organization
                                    ------------------------------------------------   ------------------------
                                            Executive              Mgt      Sr/Staff   Exec  Mgt    Sr/Staff
                                    --------------------------   -------    --------   ----- ---  -------------
Rewardable Events        Cycle      CEGM  RVP   PE    BE   RMM   ASM  AE    CT    CS   PLE/T CGM  TLS  TLP  CWT
                                    --------------------------   -------    ---------- ----- ---  ---------------
                                    100%  100%  100%  100% 100%  100% 100%  100%  100% 100%  100% 100%  100% 100%
-----------------      ---------    ---------------------------  ---------  ---------- ----- ---- ---------------
Satisfaction
1 Associate Sat           A         10%   5%    10%   10%                              10%
2 Client Satisfaction-
  External                Q         10%   10%         20%  20%   34%  34%   20%        10%   10%  40%        20%
3 Client Satisfaction-
  Internal                S
4 Project Satisfaction    S                     30%        15%              15%
5 Product Satisfaction    Q/S/A

Service
6 Installation Cycle      Q                                20%   33%  33%   20%                              20%
7 Service Levels          Q                                                                       40%   30%

Sales
8 Bookings                Q                     20%   10%                                                    30%
9 Per Plan/Per Deal       Q               (1)              (1)   (1)  (1)   (1)   (1)

Quality
10 PIM Process Quality    Q

Financial
11 Billings (Cash Flow)   Q                     20%   30%  25%              25%        30%   20%
12 Cost Control-
    Expenses              Q
13 Cost Control-
    Personnel             Q
14 Cost Control-
    Pers & Exps           Q         15%                                                10%   10%
15 Group Contribution
    Margin                Q
16 Operating Ratio        Q                     20%   30%  20%   33%  33%   20%
17 EPS-Region             Q         25%   75%                                                                30%
18 EPS- Corporate         Q         20%   10%

Goals
19 Goal Attainment        Q         20%                                                40%   60%  20%   70%
                                          (3)                                                (A)  (A)   (A)

Legend

CEGM    Client Executive - General Manager
RVP     Regional Vice President
PE      Project Executive
BE      Branch Executive
RMM     Regional Marketing Manager
ASM     Area Sales Manager
AE      Account Executive
CT      Client Team
CS      Communications/contracts Specialist
PLE/T   Product Line Executive/Technologies
CGM     Client Group Management
TLS     Team Leader - Services
TLP     Team Leader - Products
CWT     Client Worksystem Team

Notes:

A)  Goals may include on or more other REs

1) Refer the component plan documentation for a description of the per/plan deal incentive and other, sales-related incentives

3)  Actual weighting varies somewhat from the amounts shown for this plan



                         1994 REWARDABLE EVENT WEIGHTING MATRIX
                           Functional and International Groups

                                      Executive   Mgt/SR/Staff      Executive     Sr/Staff
                                      ---------   ------------    --------------- --------
Rewardable Events         Cycle       CE    FGE     FGM   FT      IEGM  IRE   IOM   PM
                                      ---------   ------------    --------------- --------
                                      100%  100%   100%  100%     100%  0%    0%    0%
-----------------         ------      ----------  -------------   --------------- --------
Satisfaction
1 Associate Sat             A         20%   10%    10%   10%      10%   (B)   (B)
2 Client Satisfaction-
   External                 Q         20%                         10%   (B)   (B)
3 Client Satisfaction-
   Internal                 S               20%    20%   20%
4 Project Satisfaction      S                                                       (B)
5 Product Satisfaction      Q/S/A

Service
6 Installation Cycle        Q
7 Service Levels            Q

Sales
8 Bookings                  Q                                            (B)  (B)
9 Per Plan/Per Deal

Quality
10 PIM Process Quality      Q

Financial
11 Billings (Cash Flow)     Q                                                 (B)
12 Cost Control-Expenses    Q               20%
13 Cost Control-Personnel   Q               20%
14 Cost Control-Pers & Exps Q                      15%   10%      15%   (B)
15 Group Contribution
    Margin                  Q
16 Operating Ratio          Q                                                 (B)
17 EPS-Region               Q                                     25%   (B)
18 EPS-Corporate            Q         60%   30%    15%            20%   (B)

Goals
Goal Attainment             Q                      40%   60%      20%               (B)
                                                         (A)

Legend
Functional
CE     Corporate Executive
FGE    Functional Group Executive
FGM    Functional Group Management
FT     Functional Team

International
IEGM   International Executive - General Manager
IRE    International Region Executive
IOM    International Operations Management
PM     Project Management

Notes:

A) Goals may include one or more other REs
B) Specific weightings vary by country




               CERNER PERFORMANCE PLANS REWARDABLE EVENT SPECIFICATIONS


Rewardable  Rewardable         Measurement      Measurement
Event No.     Event            Responsibility   Methodology       Description
---------------------------------------------------------------------------------
1            Associate
             Satisfaction       Human Resources                   Based on the annual measurement of overall career
                                                                  satisfaction of associate as determined by the annual
                                                                  Associate Survey.  Several questions are combined to
                                                                  develop a composite view of satisfaction, including
                                                                  both short and long term perspectives.

2            Client
             Satisifaction
             External           Client Group                      Based on data obtained via periodic surveys of
                                                                  each installed client, specifically determined by
                                                                  the question on the survey asking overall
                                                                  satisfaction.  A satisfaction index is computed by
                                                                  including all neutral and positive responses in the
                                                                  numerator and total responses in the denominator.

                                                     A            The summary of all branches  will be added up and
                                                                  added up and averaged to come up with the total.
                                                     B            By region.
                                                     C            The summary of the International branches will be
                                                                  added up and averaged to come up with the total.
                                                     D            The branch executive client satisfaction is a
                                                                  combination of the annual client satisfaction
                                                                  survey and in-process client satisifaction.  The
                                                                  weighting will be 2x in-process surveys and 1x
                                                                  annual client survey.
                                                     E            The summary of all Beckman clients will be added
                                                                  up and averaged to come up with the total.

3            Client
             Satisifaction
             Internal           Varies               Varies       Based on the periodic measurement of the
                                                                  "satisfaction" of associates with the service
                                                                  levels provided by the major Functional groups
                                                                  within Cerner: Administration, CBS, Finance
                                                                  and Properties.  The metric takes into account
                                                                  both the attainment of defined service objectives
                                                                  as well as the perception of the services
                                                                  provided by each group or team.

4            Project
             Satisfaction       Client Group                      Based on client survey once on the five-month
                                                                  anniversary of contract signing and again at
                                                                  conversion.  Surveys will be mailed to the system
                                                                  manager and the Executive Project Sponsor. (BE
                                                                  will identify this person and be responsible for
                                                                  getting the name and address.)  Project
                                                                  satisfaction will be measured on the Executive
                                                                  Project Sponsor survey only (based on their
                                                                  response to the overall satisfaction question at
                                                                  the end of the survey); 100% of the Executive
                                                                  Sponsor surveys must be returned to achieve the
                                                                  objective.

5            Product
             Satisfaction       Product Group                     Based on survey of specific clients.  Determined
                                                                  by the survey question asking overall satisfaction.
                                                                  No more than 10% of the clients surveyed can be
                                                                  dissatisfied for this metric to be met.

6            Installation
             Cycle              Finance                           Determined by "wall clock" time from contract
                                                                  signing to conversion.  (I.E. is a standalone
                                                                  pathnet deal signs in January, 199x, then the net
                                                                  must be converted by November, 199X.  There are
                                                                  two different cycles: one for standalone Nets and
                                                                  one for Nets included in HNA.  In the future,
                                                                  productivity measurements need to be factored into
                                                                  this metric.  All contracts signed beginning Q493
                                                                  will be counted in this metric.  Conversion will
                                                                  be counted based upon the actual client conversion
                                                                  and having the FSI code installed in the warehouse.
                                                                  All line items in the contract must be converted
                                                                  for this metric to be achieved.  Installation
                                                                  timeframes are listed below:

                                                                  PathNet - Discrete - 10 months
                                                                  RadNet - Discrete - 9 months
                                                                  PharmNet - Discrete - 8 months
                                                                  MedNet - Discrete - 7 months
                                                                  OCF - Discrete - 12 months
                                                                  PathNet - HNA - 12 months
                                                                  RadNet - HNA - 11 months
                                                                  PharmNet - HNA - 10 months
                                                                  MedNet - HNA - 9 months
                                                                  CareNet - HNA - 20 months
                                                                  ProNet - HNA - 16 months
                                                                  OCF - HNA - 14 months
                                                                  PathTrac - 3 months
                                                                  MSMEDS - 6 months (Note: Will be calculated based
                                                                  on deals signed July 1, 1994 and after.)

7            Service
             Levels             Varies                            Where service levels have been defined for
                                                                  various services, whether internally or externally,
                                                                  then attainment of service levels becomes a
                                                                  rewardable event.  For the Client Organization,
                                                                  levels have been established in the Catalog of
                                                                  Services.

8            Bookings           Finance                           Based on margin contract bookings.

                                                     A            Bookings margin by Net, contract only not add-ons.
                                                     B            Total contract bookings margin by region.
                                                     C            Total International contract bookings by country.
                                                     D            Bookings margin for Beckman, PathNet Worksystems
                                                                  and RadNet Worksystems.

9            Per Plan/Per Deal  Finance                           Based on the attainment of pre-defined Sales
                                                                  objectives for per deal margin.

10           PIM Process
             Quality            Product Group                     This metric is calculated by tracking the number
                                                                  of PIMs (Product Internal Memorandums) submitted
                                                                  by each product team within the quarter.  Quality
                                                                  failures are tracked within the quarter.  Quality
                                                                  failures are tracked within the quarter for both
                                                                  internal product certification failures and PIM
                                                                  failures occurring at the client site.  The total
                                                                  number of failures occurring within the quarter
                                                                  are compared to the total number of PIMs
                                                                  submitted during the same period for each product
                                                                  team.  If the number of failures in the period is
                                                                  greater than 10% of the total PIM submissions,
                                                                  the team did not meet their quality goals for the
                                                                  quarter.

11           Billings
             (Cash Flow)        Finance                           Based on margin on invoices sent to clients.
                                                                  Acceptance billings are counted upon payment
                                                                  of invoice.

                                                     A            Billings margin by Region.
                                                     B            Billings margin for Beckman contracts.
                                                     C            Billings margin by International region.
                                                     D            Billings margin for hardware and sublicensed
                                                                  software.
                                                     E            Sum of all regions' billings margin, excluding
                                                                  Beckman, PathNet Worksystems and RadNet
                                                                  Worksystems.

12           Cost Control
             Expenses           Finance                           Actual expenses by organization must be less
                                                                  than or equal to budget.

                                                     A            Total Product Organization expenses excluding
                                                                  CBS, capitalized software and amortization.
                                                     B            Expenses related to specific groups within
                                                                  Functional Organization.

13           Cost Control
             Personnel          Finance                           Actual Personnel cost by organization must be
                                                                  less than or equal to budget.

                                                     A            Total Product Organization expenses excluding
                                                                  CBS, capitalized software and amortization.
                                                     B            Personnel cost related to specific groups within
                                                                  Functional Organization.

14           Cost Control
             Pers & Expenses    Finance                           Actual expenses and personnel costs combined by
                                                                  organization must be less than or equal to
                                                                  budget.

                                                     A            Total Personnel costs and expenses related to
                                                                  specific groups within Product Organization.
                                                     B            Personnel costs and expenses related to specific
                                                                  groups within Client Organization.
                                                     C            Personnel costs and expenses related to specific
                                                                  groups within Functional Organization.
                                                     D            Personnel costs and expenses related to specific
                                                                  groups within International Organization.
                                                     E            Total personnel costs and expenses for the
                                                                  client services and sales organizations.

15           Group
             Contribution
             Margin             Finance                           Computed by subtracting all group operations and
                                                                  group support expenses from the total margin
                                                                  on revenue. (per the Operating Statement)

                                                     A            Per Net - Operating Statement.

16           Operating Ratio    Finance                           Computed as the ratio of the net operating margin
                                                                  divided by the straight-line project margin on
                                                                  revenue.  Operating ratios have the advantage of
                                                                  flexing expenses based on the amount of margin
                                                                  being generated.  Expenses are actual incurred by
                                                                  the group on behalf of the group.

                                                     A            Per Region - Operating ratio.
                                                     B            International - Operating ratio.
                                                     C            Beckman and Worksystems

17           EPS - Region       Finance                           Computed by subtracting all unit operating expenses
                                                                  (Branch, Client and Sales) from the GAAP margin for
                                                                  each region.

                                                     A            U.S. by branch
                                                     B            International by Country (Region)
                                                     C            U.S. bonus will be divided equally between regions
                                                                  that associate is responsible for.
                                                     D            This "region" includes Beckman, PathNet Worksystems
                                                                  and RadNet Worksystems.

18           EPS - Corporate    Finance                           Measured by the variance over or under the earnings
                                                                  per share objective for Cerner Consolidated.

19           Goal Attainment    Varies                            Individual goals will be established on a quarterly
                                                                  basis.  There should be no more than five (5) goals
                                                                  for any associate in a given quarter.  Goals must
                                                                  be mutually established by the associate and
                                                                  his or her manager and approved by the group V.P.
                                                                  prior to the start of the applicable quarter.








PLAN ADMINISTRATION   (Section 3)
-------------------

The following points further clarify the procedures for computing the incentive payment each quarter.

REWARDABLE EVENT - QUARTERLY VS. YTD  MEASUREMENT

As noted in Section I, REs are binary factors: if the goal is achieved, the factor is applied; if the goal is not achieved, the factor is not applied. Therefore, if all goals are met, the multiplier for the target incentive is 100%, i.e., the maximum available incentive will be earned.

In most cases, each of these factors is evaluated quarterly, based on achievement of a year to date goal.
Therefore, it is possible to miss a goal, and the associated incentive payment, in one quarter and achieve the year to date goal and incentive in the next.
However, incentive payments do not carry forward. If an incentive is not earned in the quarter in which it is available, it will not be available in future quarters, regardless of goal attainment.

REWARDABLE EVENT - NON-QUARTERLY MEASUREMENTS

Several REs are measured on other than a quarterly basis, e.g., Associate Satisfaction, Project Satisfaction,
Internal Client Satisfaction. For these REs, the amount of incentive associated per the weight assigned is "held back" from the quarterly payments and included, in total, in the quarter in which the RE is measured.


  For example, with a TBL of $6,000 and a Project
  Satisfaction RE weighted at 20%, $300 per quarter for the first three quarters of the Plan year will not be available. In the fourth quarter, assuming the annual objective for Project Satisfaction is attained, the total available incentive for all four quarters of $1,200 will be paid.


ADVANCE VS. FINAL INCENTIVE PAYMENTS FOR RE INCENTIVES


The incentives payable for each of the first three quarters in the plan year are considered Advance
Incentive Payments and will be computed using the pro forma APE for the plan year. For the fourth quarter, the Final Incentive Payment will be computed using the actual
APE for the plan year. Advance Incentive Payments for the previous three quarters will be re-computed using this actual APE. Any differences between the Advance
Incentive Payments and the actual incentive calculation, either positive or negative, resulting from a change in the APE will be included with the fourth quarter final incentive payment. If the net result of all incentives payable in the fourth quarter is less than zero, the negative amount will be carried forward for repayment from future incentives.


PAYMENT CYCLES


Bonus payments for a given quarter will be made by the 15th of the second month of the succeeding quarter.


PLAN PARTICIPATION TERMINATION AND TRANSFERS


If an associate's participation in a Cerner Performance
Plan is terminated due to termination of employment or transfer to a non-Performance Plan role, the associate will be entitled to payment for any earned but not paid amounts. Payments are earned only for completed quarters; i.e, if participation is terminated in the middle of a plan quarter, no incentive will be paid for that quarter. Further, when determining the final amount to be paid, the associate's APE will be reviewed and updated as appropriate per normal plan procedures for end-of-plan-year processing.


If an associate transfers from one Performance Plan-based role to another, participation in the previous plan will be "closed out" per normal end-of- plan-year processing under the provisions of the previous Plan, including final APE evaluation and RE analysis. Participation in the new Plan will be effective as of the beginning of the following quarter. Whenever possible, such transfers should be coordinated to be effective as of the beginning of a quarter to avoid partial quarter issues.


Glossary  (Section 6)
--------

Add On Product
   Any product which cannot be installed standalone (e.g. CCL, Rules, CPP, Bar Code Systems, Service Management).

Advance Incentive Payment
   Payments made under Cerner Performance Plans for the first three quarters of the plan year are considered Advance Incentive Payments because they are based on the Pro Forma APE. All Advance Incentive Payments will be re-computed at plan year-end using the Actual APE.


Annual Performance Evaluation (APE)
   The APE represents assessment of performance during the current incentive plan year as developed by the responsible manager and/or group executive. This evaluation will relate to but not necessarily be the same as the Career Performance Evaluation. The APE is used to determine the APE Factor, which applies the APE to the computation of the maximum available incentive under the applicable incentive plan.
   The Pro Forma APE is determined at the beginning of the plan year and is used to compute Advance Incentive Payments. The Actual APE is determined retrospectively at the end of the plan year and is used to compute the Final Incentive Payment, including any necessary re-calculation of Advance Incentive Payments.

APE Factor
   The APE Factor is determined by the APE and is used to factor the target incentive to consider the Annual Performance
   Evaluation. Like the APE, it will be determined on both a pro forma and an actual basis.

Bookings Margin
   Bookings Margin equals total bookings revenue less the cost of hardware and sublicense software. Bookings Margin = Bookings Revenue - (Hardware Cost + Sublicense Software Cost)

Career Performance Evaluation (CPE)
   The CPE is the evaluation developed in conjunction with the annual performance review and career planning discussion. It is intended to represent a long term view of performance, contribution and commitment to Cerner. It may not always be the same as the APE. Differences will arise based on particularly challenging assignments, outside issues which temporarily impact career focus, and significant changes in responsibility, which typically occur when an associate is promoted.

Component Plan
   The Component Plan defines the unique attributes of a specific incentive plan for a role or group of roles. These plans identify the rewardable events which will be used for the participants, the objectives for each rewardable event, the weight assigned to each rewardable event, the Target Bonus Levels for participants, and any other considerations unique to the component plan.

Deal Margin
   Deal Margin is Net Bookings Margin plus Support Margin.

Final Incentive Payment
   This is the amount of incentive payable at the end of the plan year, considering achievement of rewardable events throughout the year and the actual APE for the year.

Net Bookings Margin
   Net Bookings Margin is Bookings Margin minus a standard cost for both software development (10% of the list software price) and installation (5% of the list software price).
   List software price is from the current Cerner Price List which is appropriate for the client and is typically based on bed size.
     Net Bookings Margin = Bookings Margin - (15% * List Software Price)
       The List Software Price will come from the then current
       Cerner Price List.


Net Extensions
   Any product which is part of a Net but can be installed standalone (i.e. Blood Bank Transfusion, Microbiology,
   Anatomic Pathology).

Optional Schedules/Products
   No incentive compensation (per deal or per plan/quota) is earned until the client exercises the option in writing.

Plan Year
   The plan year for all CPP component plans is April 1 through March 31.

Product Demonstration
   The formal process of presenting the functionality of product(s). This Plan refers to demonstrations specifically to prospective clients.

Proposal/RFP Preparation
   The process of responding to a Request for Proposal or submitting a voluntary proposal in an effort to being selected as software supplier for the healthcare provider. The preparation involves presenting automated solutions to processes through description of Cerner product functionality.

Rewardable Events
   Rewardable Events are those objective metrics which determine the incentive payable under the plan. Rewardable events are pre-defined goals or objectives for specific business outcomes which have associated with them weights, or multipliers. These weights are applied to the target incentive on a binary basis. If the rewardable event goal or objective is achieved, the associated weight is applied to the target incentive. If the rewardable event goal or objective is not achieved, a weight of 0 is applied to the target incentive. Rewardable Events relate the incentive available under the plan to the achievement of clearly defined management goals.

Rewardable Event Objective
   The target established for the rewardable event for the period of measurement, e.g., EPS of $.30 for Q1, Client
   Satisfaction of 80% for Q3.

Site Visit
   The presentation to a prospective client of Cerner product
   usage and utilization at a Cerner client facility.   Cerner
   associates accompany the prospective client to the facility.

Support Margin
   Support Margin equals 12 months of software support if the support was not discounted in the deal. If software support is discounted from the current Cerner Price List, then Support Margin equals zero. Support Margin continues to be a component of Deal Margin for the 1994-95 Sales Year.

Target Bonus Level
   The Target Bonus Level is the potential amount of bonus available under the applicable incentive plan for each performance group.

Appendix 1  (Section 7)
EXAMPLES


The following examples illustrate the computation of a Performance Plan incentive in two scenarios. All dollar amounts are rounded to the nearest whole dollar.


Scenario 1 - Plan "A"
Target Bonus Level - $6,000        Pro Forma APE and Factor - 7 (95%)
Actual APE and Factor - 7 (95%)    All REs are measured quarterly, with
                                   weights as indicated

Rewardable Events Achieved                                         Gross Bonus
     RE1  RE2  RE3  RE4 RE5       Bonus Computation                      Earned

PQ1  Y    Y    Y    Y   Y    $6,000x95%x25%x[.10+.20+.25+.25+.20]    $1,425
PQ2  Y    N    N    Y   Y    $6,000x95%x25%x[.10+.00+.00+.25+.20]    $  784
PQ3  Y    Y    N    N   Y    $6,000x95%x25%x[.10+.20+.00+.00+.20]    $  713
PQ4  Y    Y    Y    Y   Y    $6,000x95%x25%x[.10+.20+.25+.25+.20]    $1,425
                                                                     ------
                    Total Gross Incentive Earned for Plan Year       $4,347


No adjustment was required in PQ4 because the participant's Actual
APE did not change from the Pro Forma APE.

Scenario 2-Plan "B"
  Target Bonus Level - $4,500      Pro Forma APE and Factor - 6 (80%)
Actual APE and Factor - 7 (95%)    RE 1 is measured annually; all
others qtrly, with weights as indicated. Therefore, the weight of 20%
assigned to RE1 results in $180 ($4,500/4 x 80% x 20%) per quarter being withheld in Q1 through Q3 for evaluation in Q4.

  Rewardable Events Achieved                                      Gross Bonus
    RE1 RE2 RE3 RE4 RE5       Bonus Computation                   Earned
PQ1  -  Y    Y   Y   N      $4,500x80%x25%x[.00+.20+.15+.15+.00]    $  450
PQ2  -  N    Y   Y   Y      $4,500x80%x25%x[.00+.00+.15+.15+.30]    $  540
PQ3  -  Y    N   N   Y      $4,500x80%x25%x[.00+.20+.00+.00+.30]    $  450
PQ4  -  Y    N   Y   Y      $4,500x80%x25%x[.00+.20+.00+.15+.30]    $  585
                                                                    ------
                 Total Gross Incentive Before Year-end Adjustment   $2,025


plus re-computation of all quarters for Actual APE

PQ1      $4,500x95%x25%x[.00+.20+.15+.15+.00]   $  534
PQ2      $4,500x95%x25%x[.00+.00+.15+.15+.30]   $  641
PQ3      $4,500x95%x25%x[.00+.20+.00+.00+.30]   $  534
PQ4      $4,500x95%x25%x[.00+.20+.00+.15+.30]   $  695
net of previous payments ($450+$540+$450+$585) -$2,025    $  379
                                                -------    ------


plus: Re-computation for attainment of annual RE1
PQ1      $4,500x95%x25%x[.20]                   $  214
PQ2      $4,500x95%x25%x[.20]                   $  214
PQ3      $4,500x95%x25%x[.20]                   $  214
PQ4      $4,500x95%x25%x[.20]                   $  214
              Total                                      $  856
                                                          ------
Total Gross Incentive Earned for Plan Year       $3,260
                                                 ------

The year end adjustment created by the change from the pro forma APE of "6" to the actual APE of "7" resulted in an additional $379 for Q1 through Q4.

The attainment of the annual rewardable event resulted in achievement of an incentive payment of $856.


  Appendix 2



       Patterson  -  $150,000
       Illig      -  $150,000


                      REWARDABLE EVENT OBJECTIVES

Rewardable                         PQ1 94  PQ2 94  PQ3 94  PQ4 94  Measurement
Event             Weighting  Cycle PP YTD  PP YTD  PP YTD  PP YTD  Methodology
(1) Associate
     Satisfaction   20%        A    N/A     N/A     N/A     80%         1

(2) Client
     Satisfaction -
      External      20%        Q    90%     90%     90%     90%         2 A

(3) EPS -
     Corporate      60%        Q    0.36    0.74    1.11    1.38        18



       Runnion   -   $75,000
       Reene      -  $75,000
       Dietrich   -  $60,000
       Breedlove  -  $60,000


                      REWARDABLE EVENT OBJECTIVES


Rewardable                        PQ1 94 PQ2 94 PQ3 94 PQ4 94    Measurement
Event            Weighting Cycle  PP YTD PP YTD PP YTD PP YTD    Methodology
(1) Associate
     Satisfaction    10%     A     N/A     N/A     N/A     80%         1

(2)  Client
      Satisfaction -
      External       10%     Q     90%     90%     90%     90%         2A

(3)  Cost Control -
      Pers & Exps    15%     Q     7,498   15,345  23,748  33,067     14E

(4)  EPS Region      25%     Q                                        17C

        BOS/WDC                    .09/.20 .21/.49 .41/.66 0.70
        DET/KCM                    .08/.13 .23/.28 .41/.49 0.60
        ATL/DAL                    .21/.10 .46/.26 .69/.42 0.90
        SEA/LAX                    .11/.28 .31/.39 .45/.60 0.60

(5) EPS Corporate    20%     Q     0.36    0.74    1.11    1.38       18

(6) Goal Attainment  20%     Q     *       *       *       *          19



       Willett  -  $60,000



                      REWARDABLE EVENT OBJECTIVES

Rewardable                        PQ1 94 PQ2 94 PQ3 94 PQ4 94   Measurement
Event           Weighting   Cycle PP YTD PP YTD PP YTD PP YTD   Methodology
(1) Associate
    Satisfaction    10%       A    N/A    N/A    N/A     80%         1

(2) Client
     Satisfaction -
     External       10%       Q    N/A    N/A    N/A     90%         2C

(3) Cost
     Control -
     Pers & Exps    15%       Q    1,513  2,999  4,477   5,935       14D

(4)  EPS - Region   25%       Q    *      0.06   0.09    0.13        17B

(5)  EPS -
      Corporate     20%       Q    0.36   0.74   1.11    1.38        18

(6)  Goals          20%       Q    *      *      *       *           19


       Whitcraft  -  $60,000
       Margulies  -  $75,000


                      REWARDABLE EVENT OBJECTIVES

Rewardable                       PQ1 94 PQ2 94 PQ3 94 PQ4 94    Measurement
Event            Weighting Cycle PP YTD PP YTD PP YTD PP YTD    Methodology

(1) Associate
     Satisfaction   20%      A    N/A    N/A    N/A    80%          1

(2) Cost Control -
      Expenses      25%      Q    1,071  2,425  3,699  4,627        12A

(3) Cost Control -
      Personnel     25%      Q    4,380  9,383  14,715 20,499       13A

(4) EPS Corporate   30%      Q    0.36   0.74   1.11   1.38         18
